Exhibit 3.139

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

OF A LIMITED PARTNERSHIP TO BE

FILED PURSUANT TO SECTION 17-213(a)

1.	The name of the Limited Partnership is: DCT American Way I LP.

2.	That a Certificate of Limited Partnership was filed by the Secretary of State of Delaware on July 30, 2007, and that said Certificate requires correction as permitted by Section 17-213 of the Limited Partnership Act

3.	The inaccuracy or defect of said Certificate to be corrected is as follows:

FIRST: The name of the limited partnership is DCT American Way I LP (the “Limited Partnership”).

THIRD: The name and mailing address of the sole General Partner of the Limited Partnership is as follows:

DCT American Way LLC	518 17th Street, Suite 1700 Denver, Colorado 80202

4.	The Certificate is hereby corrected to read as follows:

FIRST: The name of the limited partnership is DCT American Way LP (the “Limited Partnership”).

THIRD: The name and mailing address of the sole General Partner of the Limited Partnership is as follows:

DCT American Way GP LLC	518 17th Street, Suite 1700 Denver, Colorado 80202

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of a Limited Partnership as of the 30th day of July, 2007.

By:	DCT American Way GP LLC,
a Delaware limited liability company
its General Partner

	By:	DCT Industrial Operating Partnership LP,
a Delaware limited partnership its Sole Member

By:	DCT Industrial Trust Inc.,
a Maryland corporation its General Partner

	By:	/s/ Marilyn Cartwright
	Name:	Marilyn Cartwright
	Title:	Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT AMERICAN WAY I LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST:	The name of the limited partnership is DCT American Way I LP (the “Limited Partnership”).

SECOND:	The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington and the name of the Registered Agent at such address is Corporation Service Company.

THIRD:	The name and mailing address of the sole General Partner of the Limited Partnership is as follows:

DCT American Way LLC	518 17th Street, Suite 1700 Denver, Colorado 80202

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 30th day of July, 2007.

By:	DCT American Way LLC,
a Delaware limited liability company its General Partner

	By:	DCT Industrial Operating Partnership LP
a Delaware limited partnership its Sole Member

		By:	DCT Industrial Trust Inc.,
a Maryland corporation its General Partner

			By:	/s/ Marilyn Cartwright
			Name:	Marilyn Cartwright
			Title:	Assistant Secretary